EXTENSION AND WAIVER AGREEMENT

    This Extension and Waiver Agreement Waiver is made this 28th day of August, 2008 by and among bioMETRX, Inc., a Delaware corporation (the "Company") and the holder of a Convertible Note identified on the signature page hereto (including its successors and assigns the "Holder").

    WHEREAS, the Company entered into a Securities Purchase Agreement with the Holder (the "Securities Purchase Agreement") dated as ofJune 29, 2006 and in connection therewith issued a Convertible Note dated June 29, 2006 in the principal amount of $500,000 ("Note"); and

    WHEREAS, the principal balance of the Note has been reduced to $205,000 through the conversion of the Note and the forbearance note has been reduced to $60,427.81 through the conversion of debt into the Company's common stock; and

    WHEREAS, the Note became due on June 29, 2008 and as of the date hereof the Company has been unable to repay the remaining principal balance due under the Note; and

    WHEREAS, the Company's ability to repay the Note is contingent upon the Company's ability to obtain additional financing; and

    WHEREAS, the Company has received a proposal from additional investors who have agreed to provide to the Company up to $1,500,000 of additional fmaneing (the "New Financing") on the express condition that Holder waive all current defaults under the Note, agrees to extend the due date ofthe Note until June 29, 2009 and agrees not to convert, transfer, sell or assign the remaining balance of their Note or sell, transfer or assign any other securities of the Company it currently owns for a period of ninety (90) days from the date ofthis Agreement; and

    WHEREAS, the Company and the Holder mutually desire to enter into this Agreement in order to allow the Company to obtain additional financing.

    NOW THEREFORE, the parties agree as follows:

    1. The Holder hereby waives any and all defaults relating to the Note and the Transaction Documents (as defined in the Securities Purchase Agreement) presently existing ("Existing Defaults") and agrees to extend the due date ofthe Note until June 29, 2009. Notwithstanding the foregoing, nothing contained in this Agreement shall constitute a waiver or forbearance with respect to any future events of defaults under the Transaction Documents which do not exist as ofthe date hereof.

2. The Holder agrees not to convert, transfer, sell or assign the remaining balance of their Note or sell, transfer or assign any other securities of the Company it currently owns for a period of ninety (90) days from the date of this Agreement without the written consent of the Company.

    3. The Company agrees to pay the Holder and the Holder agrees to accept 106,271 shares of the Company's common stock as payment ofSI9.128.75 ofaccrued and unpaid interest due under the Note. The Company will cause these shares to be delivered to the Holder within three (3) business days from the date of execution ofthis Agreement.

    4. The Company agrees to reset the exercise price ofthe 500,000 Series A Warrants issued to the Holder in connection with the purchase ofthe Note as a result of the anti-dilution provisions contained in the Series A Warrant from SI.OO per share to SO.18

    5. The Holder hereby consents to the Company entering into and consummating the New Financing as described in the Term Sheet attached hereto as Exhibit A.

    6. This Agreement shall be construed, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws of the State of New York, without regards to the principles of conflicts oflaw thereof.

    7. Capitalized terms not defined herein shall have the meanings given to them in the Transaction Documents.

    8. Except as set forth herein, the Holders reserve all rights, remedies, powers, or privileges available under the documents and agreements executed in connection therewith, at law or otherwise. This Extension and Waiver Agreement shall not constitute a novation or satisfaction and accord ofthe Notes or any other document, instrument and/or agreement executed or delivered in connection therewith.

    9. This Agreement may be executed in several counterparts which together shall constitute a single document.

    10. The parties hereto agree that each ofthem and/or their respective counsel

    This Extension and Waiver Agreement has been dilly authorized and approved by all requisite corporate action by the Company and Holder and does not violate the respective organizational documents.